As filed with the Securities and Exchange Commission on December 19, 2003 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         FIRST BANCORP OF INDIANA, INC.
   (exact name of registrant as specified in its certificate of incorporation)

       INDIANA                                            35-2061832
(state or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)




                            2200 WEST FRANKLIN STREET
                            EVANSVILLE, INDIANA 47712
                                 (812) 423-3196
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         FIRST BANCORP OF INDIANA, INC.
                         1999 STOCK-BASED INCENTIVE PLAN
                            (Full Title of the Plan)
                       ----------------------------------

                                                   COPIES TO:
HAROLD DUNCAN                                      PAUL M. AGUGGIA, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER              AARON M. KASLOW, ESQUIRE
FIRST BANCORP OF INDIANA, INC.                     MULDOON MURPHY & FAUCETTE LLP
2200 WEST FRANKLIN STREET                          5101 WISCONSIN AVENUE, N.W.
EVANSVILLE, INDIANA 47712                          WASHINGTON, DC  20016
(812) 423-3196                                     (202) 362-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
                               ---

================================================================================================================
   Title of each Class of         Amount to  be       Proposed Purchase     Estimated Aggregate    Registration
Securities to be  Registered      Registered (1)     Price Per Share (2)      Offering Price (2)        Fee
----------------------------------------------------------------------------------------------------------------

 Common Stock                     50,000
$.01 par Value                    Shares              $20.34                   $1,017,000            $83

================================================================================================================

(1)50,000 additional shares are being registered for issuance pursuant to the exercise of stock options under the First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan (the "Incentive Plan"), as amended. This Registration Statement also covers an indeterminate number of shares reserved for issuance pursuant to the Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of First Bancorp of Indiana, Inc. (the "Company").

(2)Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the price per share is based upon the average of the bid and ask price as reported on the Nasdaq National Market on December 17, 2003.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

FIRST BANCORP OF INDIANA, INC.

The contents of the previously filed Registration Statement on Form S-8 for the First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan ("Incentive Plan"), filed with the SEC on May 2, 2000 (File No. 333-36076) and subsequently amended on December 28, 2001 (File No. 333-76046), are incorporated herein by reference. This Form S-8 Registration Statement is being filed to register 50,000 additional shares of First Bancorp of Indiana, Inc. Common Stock for issuance upon the exercise of stock options to be granted under the Incentive Plan.

ITEM 8.   LIST OF EXHIBITS.

      The following exhibits are filed herewith (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K):

      5 Opinion of Muldoon Murphy & Faucette LLP as to the legality of the Common Stock to be issued under the Incentive Plan.

      10      First Bancorp of Indiana, Inc. 1999 Stock-Based Incentive Plan.1

      23.1 Consent of Muldoon Murphy & Faucette LLP (contained in the opinion included in Exhibit 5).

      23.2    Consent of BKD LLP

      24      Power of Attorney (see signature page)
--------------------
(1) Incorporated herein by reference to Exhibit A of the Proxy Statement on Form DEF 14A (See File No. 000-29814) filed with the SEC on October 5, 1999.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, First Bancorp of Indiana, Inc., hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on December 24, 2003.

                                    FIRST BANCORP OF INDIANA, INC.

                                    By: /s/ Harold Duncan
                                        ----------------------------------------
                                        Harold Duncan
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                  Title                                    Date
    ----                  -----                                    ----


/s/ Harold Duncan         President and Chief Executive        December 24, 2003
---------------------     Officer, and Chairman of the Board
Harold Duncan             (principal executive officer)

/s/ Michael H. Head       Vice President and Director          December 24, 2003
---------------------
Michael H. Head


/s/ George J. Smith       Treasurer (principal financial       December 24, 2003
---------------------     and accounting officer
George J. Smith


/s/ Timothy A. Flesch              Director                    December 24, 2003
---------------------
Timothy A. Flesch


/s/ David E. Gunn                  Director                    December 24, 2003
---------------------
David E. Gunn


/s/ Daniel L. Schenk               Director                    December 24, 2003
---------------------
Daniel L. Schenk


/s/ E. Harvey "Skip" Seaman, III   Director                    December 24, 2003
--------------------------------
E. Harvey "Skip" Seaman, III


/s/ Jerome A. Ziemer               Director                    December 24, 2003
---------------------
Jerome A. Ziemer

                                  EXHIBIT INDEX
                                  -------------


                                                                    Sequentially
                                                                      Numbered
                                                                        Page
Exhibit No. Description                         Method of Filing      Location
---------   ------------------------            -----------------    -----------

    5       Opinion of Muldoon Murphy &         Filed herewith.             10
            Faucette LLP as to the legality of
            the Common  Stock to be issued
            under the Incentive Plan.

   10       First Bancorp of Indiana, Inc.      Incorporated by reference.  ---
            1999 Stock-Based Incentive
            Plan.1

  23.1      Consent of Muldoon Murphy &         Contained in Exhibit 5.     ---
            Faucette LLP (contained in the
            opinion included in Exhibit 5).

  23.2      Consent of BKD LLP                  Filed herewith.             13

   24       Power of Attorney (see signature
            page)

--------------------
(1) Incorporated herein by reference to Exhibit A of the Proxy Statement on Form DEF 14A (See File No. 000- 29814) filed with the SEC on October 5, 1999.

               EXHIBIT 5     OPINION OF MULDOON MURPHY & FAUCETTE LLP

                         EXHIBIT 23.1   CONSENT OF BKD LLP